UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): December 22, 2011

HONG KONG WINALITE GROUP, INC.
(Name of registrant as specified in its charter)

NEVADA	87-0575571
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

Room 4-6 12/F
Wai Fung Plaza, 664 Nathan Road
Mongkok, Kowloon, Hong Kong
(Address of principal executive offices)

333-83375
(Commission file number)

Registrant’s telephone number, including area code: (852) 2388-3936

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective December 22, 2011, Jason Xu was appointed as the Company’s Chief Financial Officer.  Mr. Xu has more than ten years of professional accounting and auditing experience with public accounting firms, including recent experience with auditing and review of filings for public companies.  Since June 2010, Mr. Xu has been a consultant providing services to Chinese companies which are public in the United States.  From July 2008 to May 2010, Mr. Xu worked as a senior accountant at Kabani & Company Inc. in Los Angeles, California.  From January 2003 to June 2008, Mr. Xu worked at A La Mode Furnishings, Inc. as a financial controller.  From January 2000 to January 2003, Mr. Xu worked as a cost accountant at Shanghai KRUPP Stainless.  From September 1998 to January 2000, Mr. Xu worked as a staff accountant at Dow Corning (Shanghai) Co. Ltd.

Mr. Xu graduated with a B.A. in Accounting from Shanghai University, Shanghai, China.

Mr. Xu’s compensation as the Company’s Chief Financial Officer is set forth in an employment agreement between Mr. Xu and the Company, dated December 22, 2011.  Pursuant to the terms of the employment agreement, Mr. Xu’s annual salary is $72,000.

ITEM 9.01	Financial Statements and Exhibit

(d)	Exhibits

Exhibit 10.1	Employment Agreement with Jason Xu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2012	HONG KONG WINALITE GROUP, INC.

	By:	/s/ Jingjun Hu
Jingjun Hu, Chairman of the Board of Directors

Index to Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Jason Xu